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                                                                   EXHIBIT 10.19
                                                                   -------------
                            Memorandum of Agreement

1. Tandem will contract the following areas of its premises to Tommy Hilfiger USA, Inc.:

     Building #     Location                    Square Feet
     ----------     --------                    -----------
     73             High Cube Space                60,000
     71/72          Floors 1, 2, 3, 4 and 5       240,000
     71/72          Basement                       30,000
     71/72          1/2 Receiving Area             12,500
                                                  -------
                                                  342,500


2. The cost to utilize this area is for the sum of $2.00 per square foot from January 1, 1999 through March 31, 1999 per annum. From April 1, 1999 the cost to utilize this area is for the sum of $4.00 per square foot per annum. This includes all sewer, electric, heat and taxes.

3. All racking, leasehold improvements and material handling equipment currently on the premises are included.

4.  This agreement will commence on January 1, 1999.

5. This agreement will provide 10 doors in Building #73 for THUSA's exclusive use and half use of the 10 doors in the Shipping Area of Building #71/72.

6. From July 1, 1999 Tandem will contract the following additional areas of its premises to Tommy Hilfiger USA, Inc.:


     Building #       Location              Square Feet
     ----------       --------              -----------
     71/72            Floors 6, 7 and 8        90,000
     71/72            1/2 Shipping Area        12,500
                                              -------
                                              102,500

7. This additional space utilization will now provide THUSA exclusive use of all 20 doors since THUSA will occupy the entire building. The cost to utilize the additional space is for the sum of $4.00 per square foot per annum. This includes all sewer, electric, heat and taxes and full maintenance as well as all racking, leasehold improvements and material handling equipment currently on the premises.

8. THUSA is to provide Tandem with a 12 month notice in writing in advance to terminate this agreement either partially or in full.

Agreed upon this ___ day of January 1999.

__________________________            ___________________________________
Tommy Hilfiger USA, Inc.              Tandem Distribution Services, Inc.